As filed with the Securities and Exchange Commission on December 31 , 2001
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

   TENNESSEE                                                        62-1201561
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                     3800 Forest Hill-Irene Road, Suite 100
                            Memphis, Tennessee 38125
                    (Address of Principal Executive Offices)

               2001 NON-MANAGEMENT DIRECTORS' STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                GORDON L. BATEMAN
            Executive Vice President and Chief Administrative Officer
                          SCB Computer Technology, Inc.
                     3800 Forest Hill-Irene Road, Suite 100
                            Memphis, Tennessee 38125
                                 (901) 754-6577
            (Name, Address and Telephone Number of Agent For Service)

                                  with copy to:
                              Peter H. Kesser, Esq.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, Suite 2000
                            Memphis, Tennessee 38103
                                 (901) 526-2000

                         CALCULATION OF REGISTRATION FEE
====================================== =======================

Title of Securities to be Registered        Amount to be
                                             Registered
-------------------------------------- -----------------------
            Common Stock               500,000 shares(1)
====================================== =======================

======================== =========================== =================
   Proposed Maximum
  Offering Price Per          Proposed Maximum          Amount of
         Share            Aggregate Offering Price   Registration Fee
------------------------ --------------------------- -----------------
        $ 0.70(2)              $350,000(2)            $ 83.65(1)(2)
======================== =========================== =================
1. This figure represents the number of shares of common stock of the Registrant (the "Common Stock") authorized and registered hereby under the registrant's 2001 Non-Management Directors' Stock Incentive Plan (the "2001 Plan").

2. Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 (the "1933 Act"), as amended, and are based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on December 27, 2001.

     Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

PART II

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

The  following   documents  are  hereby   incorporated   by  reference  in  this
Registration Statement:

(a) The Registrant's most recent annual report on Form 10-K filed with the Commission on July 30, 2001, containing audited financial statements for the Registrant's fiscal year ended April 30, 2001.

(b) The Registrant's quarterly report on Form 10-Q for the period ended July 31, 2001, filed with the Commission on September 13, 2001.

(c) The Registrant's quarterly report on Form 10-Q for the period ended October 31, 2001, filed with the Commission on December 14, 2001.

(d) The Registrant's Form 8-K dated September 26, 2001 and filed with the Commission on September 27, 2001.

(e) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "1934 Act"), since April 30, 2001.

(f) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated January 31, 1996, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the common stock.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

     No response is required to this item.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     No response is required to this item.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to any director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     The Amended and Restated Charter of the Registrant, as amended (the "Restated Charter"), provides that, to the fullest extent permitted by the TBCA as in effect on the date thereof and as thereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.
The Restated Charter also provides that the Registrant will indemnify from liability, and advance expenses to, any present or former director or officer of the Registrant to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof.

     The Amended and Restated Bylaws of the Registrant provide that the Registrant shall indemnify and advance expenses to each director and officer of the Registrant, or any person who may have served as a director of officer of another corporation at the request of the Registrant's Board of Directors or its President or Chief Executive Officer (and, in either case, such person's heirs, executors, and administrators), to the full extent allowed by the TBCA, both as in effect as of the date thereof and as thereafter amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     No response is required to this item.

Item 8. EXHIBITS

Exhibit Number                 Description

     4.1 SCB Computer Technology, Inc. 2001 Non-Management Directors' Stock Incentive Plan
     5    Opinion and Consent of Baker, Donelson, Bearman & Caldwell
     23.1 Consent of Baker,  Donelson,  Bearman & Caldwell (contained in Exhibit
          5)
     23.2 Consent of BDO Seidman, LLP, Independent Accountants of SCB Computer Technology, Inc.
     23.3 Consent of Ernst & Young LLP, Independent Auditors of SCB Computer Technology, Inc.
     24   Power of Attorney (included on signature page)

Item 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, Tennessee, on the 31st day of December, 2001.

                   SCB COMPUTER TECHNOLOGY, INC.



                   By: /s/ Gordon L. Bateman
                      --------------------------------------------------
                         Gordon L. Bateman
                         Executive Vice President and
                         Chief Administrative Officer






                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon L. Bateman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


NAME                 TITLE                                       DATE
----                 -----                                       ----


-------------------
Jack R. Blair        Chairman of the Board                     December , 2001


/s/ T. Scott Cobb
-------------------
T. Scott Cobb        Director, President and                   December 31, 2001
                     Chief Executive Officer


/s/ Michael J. Boling
---------------------
Michael J. Boling    Executive Vice President,                 December 31, 2001
                     Chief Financial Officer, and Tresurer
                     (Principal Financial and Accounting Officer)


/s/ George E. Cates
-------------------
George E. Cates      Director                                  December 31, 2001


/s/ James E. Harwood
--------------------
James E. Harwood     Director                                  December 31, 2001


-------------------
Robert G. McEniry    Director                                    December , 2001

                                   EXHIBIT 4.1

                          SCB COMPUTER TECHNOLOGY, INC.
               2001 NON-MANAGEMENT DIRECTORS' STOCK INCENTIVE PLAN


     The 2001 Non-Management Directors' Stock Incentive Plan (the "Plan") is hereby adopted by SCB Computer Technology, Inc., a Tennessee corporation (the "Company"), effective as of July 16, 2001 (the "Effective Date"). The terms and provisions of the Plan are as follows:

     1. Purpose; Duration. The purpose of the Plan is to attract and retain highly qualified individuals to serve as directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates (the "Non-Management Directors"), and to compensate them for their service as directors of the Company by providing them with an ownership interest in the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends that the Plan will benefit the Company and its shareholders by allowing the Non-Management Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of the Non-Management Directors with those of the Company's shareholders. The Plan shall be in effect for a period commencing on the Effective Date and ending on December 31, 2006.

     2. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Board of Directors") and consisting of one or more directors or officers of the Company who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, to interpret the Plan, to establish, amend, and rescind any and all rules, regulations, and procedures relating to the Plan, and to make any and all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall not have authority to determine the eligibility or selection of Non-Management Directors to receive awards under the Plan, the number of shares of Common Stock subject to any such awards, or the time at which any such awards are to be granted, or to take any action or make any determination that would materially increase the benefits accruing to the Participants (as defined herein) under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be final, conclusive, and binding on the Company, the Participants, the Company's shareholders, and all other interested parties.

     3. Shares Subject to Plan. The shares of Common Stock that may be issued under the Plan shall be 500,000 shares. Such shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4. Participants. All individuals who, at the time of election to participate in the Plan, are Non-Management Directors shall be eligible to participate in the Plan. Each Non-Management Director who makes an election to participate in the Plan pursuant to Section 5 is referred to herein as a "Participant."

     5. Deferral of Fees and Distributions.

          (a) Deferral of Fees. A right to receive payment in shares of Common Stock shall accrue to each Non-Management Director who elects to participate in the Plan and thereby defer the payment of all or any portion of the retainers, meeting fees, non-executive Chairman of the Board compensation, and other fees payable in cash to Non-Management Directors (collectively, the "Fees") under the Plan. The number of shares of Common Stock accruing to a Participant under this Section 5(a) shall be determined at the end of each calendar quarter during the Deferral Period (as defined herein) by dividing the Fees earned by the Participant during such calendar quarter by the Market Price (as defined herein) of the Common Stock on the date or dates that the Fees were earned; fractional shares of Common Stock shall be rounded to the next lowest whole share. As used herein, the term "Market Price" shall mean, on any date specified herein, (1) if the Common Stock is listed or admitted for trading on a national securities exchange, the amount per share of Common Stock equal to the last reported sale price of the Common Stock on such date (or if no trading of the Common Stock took place on such date, the most recent date on which such trading occurred) as officially reported on the national securities exchange; (2) if trading of the Common Stock is quoted on the Nasdaq Stock Market, the amount per share of Common Stock equal to the last reported sale price of the Common Stock on such date (or if no trading of the Common Stock took place on such date, the most recent date on which such trading occurred) as officially reported on the Nasdaq Stock Market; or (3) if the Common Stock is traded in the over-the-counter market and such trading is quoted on the OTC Bulletin Board, the amount per share of Common Stock equal to the last reported sale price of the Common Stock on such date (or if no trading of the Common Stock took place on such date, the most recent date on which such trading occurred) as officially reported on the OTC Bulletin Board. If a
     Participant's service on the Board of Directors terminates during a Deferral Period, the number of shares of Common Stock accruing to the Participant during the Deferral Period shall be based upon the amount of Fees earned as of the date of termination of service. The Participant's right to receive the shares of Common Stock determined pursuant to this
     Section 5(a) (the "Deferred Fee Shares") shall be in lieu of the payment of the Fees in cash to the Participant.

          (b) Deferral of Distributions. If any dividend, right, or other distribution of any kind (collectively, the "Distributions") is distributed to the holders of Common Stock during the Deferral Period but before the termination of a Participant's service as a director of the Company, the Participant shall have the right to receive shares of Common Stock equal in value to the Distribution that the Participant would have been entitled to receive with respect to the shares of Common Stock issuable to the Participant pursuant to the Plan if such shares had been issued and outstanding as of the record date for determining the shareholders of the Company entitled to receive the Distribution. The number of shares of Common Stock accruing to a Participant under this Section 5(b) shall be determined by dividing the value of the Distribution on the date on which the Distribution is made, as determined by the Committee in its sole discretion, by the Market Price of the Common Stock on such date; fractional shares of Common Stock shall be rounded to the next lowest whole share. The Participant's right to receive the shares of Common Stock determined pursuant to this Section 5(b) (the "Deferred Distribution Shares") shall be in lieu of the distribution of the Distributions to the Participant.

          (c)  Deferral   Election.   A  Non-Management   Director  desiring  to
     participate in the Plan and thereby defer the payment of Fees and Distributions and to receive Deferred Fee Shares and Deferred Distribution Shares (collectively, the "Deferred Shares") in lieu thereof shall be required to make an election to participate in the Plan. Elections to participate in the Plan shall be made on a calendar year basis, beginning effective as of January 1, 2002, with such participation being effective only with respect to the Fees to be paid and Distributions to be made during the calendar year to which such election applies. To be valid, elections to participate in the Plan must be made on a written form prescribed by the Committee and must be received by the Company before the beginning of the calendar year to which such election applies (as to incumbent Non-Management Directors) or the date on which a Non-Management Director first attends a Board of Directors meeting or takes any other action as a director of the Company (as to newly elected Non-management Directors). The deferral election shall be irrevocable except in the case of Hardship (as defined herein).

          (d) Deferral Period. With respect to each election to participate in the Plan, the Company shall defer the issuance of the Deferred Shares to the Participant until after the termination of the Participant's service as a director of the Company (each a "Deferral Period"). The Participant shall designate the commencement date of the Deferral Period on his or her election form submitted to the Company. The Deferral Period shall be at least one full calendar year in duration, subject to termination of the Participant's service as a director of the Company.

          (e) Issuance of Deferred Shares After Termination. Subject to Section 7, the Company shall not issue any Deferred Shares to the Participant until the date or dates to which their issuance is deferred as provided herein. The Participant shall designate in writing to the Company whether the issuance of the Deferred Shares will be made (a) within 30 days after termination of the Participant's service as a director of the Company or
     (b) in approximately equal annual installments of shares of Common Stock over a period of from two to ten years, as the Participant may designate, after termination of the Participant's service as a director of the Company, with each such annual payment to be made within 30 days after the anniversary of such termination. Upon the termination of the Participant's service as a director of the Company, the Company shall issue the Deferred Shares to the Participant in accordance with the schedule designated by the Participant as provided herein.

          (f) Rights and Disposition. The Participant shall have no rights as a shareholder of the Company with respect to the Deferred Shares. The Participant's rights to the Deferred Shares shall be unsecured. No right or interest in the Deferred Shares shall be subject to liability for the debts, contracts, or engagements of the Participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means, whether such disposition be voluntary or involuntary or by operation of law, judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect;
     provided, however, that nothing in this Section 5(f) shall prevent transfers by will or by the applicable laws of descent and distribution.

     6. Withholding. When the Company issues any Deferred Shares under this Plan, the Company shall have the right to withhold therefrom, or to require the recipient to remit to the Company, an amount sufficient to satisfy any and all federal, state, or local withholding tax requirements prior to the delivery of any certificate evidencing the Deferred Shares.

     7. Hardship. Upon written request by a Participant, the Committee may accelerate the issuance of all or any portion of the Deferred Shares to the Participant on account of his or her Hardship, subject to the following requirements: (a) the value of the Deferred Shares whose issuance is accelerated shall not exceed the amount necessary to satisfy the Participant's Hardship, less the amount which can be satisfied from other resources that are reasonably available to the Participant; (b) the denial of the Participant's request for a Hardship acceleration would result in severe financial hardship to the Participant; and (c) the Participant has not received an accelerated issuance on account of his or her Hardship within the 12-month period preceding the request for acceleration. As used herein, the Hardship of a Participant shall be determined by the Committee in good faith, in its sole discretion, on the basis of all relevant facts and circumstances, and in accordance with the following nondiscriminatory and objective standards uniformly interpreted and consistently applied: "Hardship" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her dependent, a loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A financial need shall not constitute a Hardship unless it is equal to the lesser of $1,000 or the entire value of the Deferred Shares issuable to the Participant.

     8. Adjustments.

          (a) Subject to Section 8(c) but notwithstanding any other term of the Plan, if the Committee, in its sole discretion, determines that any Distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (as determined by the Committee in its sole discretion) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards, the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares of Common Stock or other securities or property that may be granted under the Plan, including, without limitation, adjustments of the maximum number and kind of shares that may be issued.

          (b) Subject to Section 8(c) but notwithstanding any other term of this Plan, if any corporate transaction or event described in Section 8(a) results in shares of Common Stock being exchanged for or converted into cash or other securities or property (including securities of another corporation), the Committee shall have the right, in its sole discretion, to terminate the Plan as of or immediately before the effective date of the transaction or event, in which case the right of each Participant to receive the Deferred Shares hereunder shall become the right to receive such cash or other securities or property.

          (c) No adjustment or action under this Section 8 or any other provision of the Plan shall be authorized if and to the extent that such adjustment or action would violate Section 16 of the Securities Exchange Act of 1934 or Rule 16b-3 thereunder. The number of Deferred Shares or other securities issued to a Participant under the Plan shall be rounded to the next lowest whole number.

     9. Amendment. The Committee may terminate, amend, or modify the Plan in any manner that the Committee, in its sole discretion, deems advisable, without obtaining approval from the Company's shareholders except as such approval may be required by Section 16 of the Securities Exchange Act of 1934 or Rule 16b-3 thereunder. No termination, amendment, or modification of the Plan may, without the prior written consent of a Participant, adversely affect the Participant's rights with respect to Deferred Shares awarded prior thereto.

     10. Indemnification. The Company shall indemnify, hold harmless, and defend each person who is or was a member of the Committee or who otherwise participates or participated in the administration or operation of the Plan against and from any and all costs, damages, expenses (including attorneys' and other legal fees and expenses), judgments, liabilities, losses, and obligations of any kind or nature, and any and all actions, causes of action, claims, demands, lawsuits, litigation, and other legal proceedings in respect thereof, that directly or indirectly arise from or in connection with any action taken or failure to act under the Plan. This right of indemnification shall not be exclusive of any other rights of indemnification.

     11. Reliance on Others; No Personal Liability; Expenses. The Committee and the Board of Directors may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board of Directors in connection with the Plan. The expenses of administering the Plan shall be borne by the Company.


                       SCB COMPUTER TECHNOLOGY, INC.



                       By:
                          --------------------------------------------------
                             Gordon L. Bateman
                             Executive Vice President and
                             Chief Administrative Officer

                                   Exhibit 5-1

                                    EXHIBIT 5

           Opinion And Consent of Baker, Donelson, Bearman & Caldwell

                                                               December 31, 2001



SCB Computer Technology, Inc.
3800 Forest Hill-Irene Road
Memphis, Tennessee 38125

Gentlemen:

     We have acted as counsel for SCB Computer Technology, Inc., a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, relating to the Registrant's 2001 Non-Management Directors' Stock Incentive Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

     We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and existing under the laws of the State of Tennessee.

     2. The Plan has been duly and validly authorized and adopted, and the shares of common stock of the Company (the "Shares") that may be issued and sold from time to time in accordance with the Plan have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the corporate laws of the State of Tennessee, and we are not expressing any opinion as to the effect of the laws of any other jurisdiction.

     In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                     Very truly yours,

                     /s/ BAKER, DONELSON, BEARMAN & CALDWELL, PC

                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SCB Computer Technology, Inc.
Memphis, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement of our report dated July 27, 2001, relating to the consolidated financial statements and schedule of SCB Computer Technology, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2001.

/s/ BDO Seidman, LLP

Memphis, Tennessee
December 28, 2001

                                  EXHIBIT 23.3

                          SCB COMPUTER TECNOLOGY, INC.
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement pertaining to the SCB Computer Technology, Inc. 2001 Non-Management Directors' Stock Incentive Plan of our report dated June 30, 2000, with respect to the consolidated statements of operations, shareholders' equity and cash flows of SCB Computer Technology, Inc. included in the Annual Report for the year ended April 30, 2001.

/s/ Ernst & Young LLP

Memphis, Tennessee
December 28, 2001